Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 15, 2024, with respect to the consolidated financial statements of NFT Limited and subsidiaries (the “Company”), appearing in its Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

February 13, 2025